ASSIGNMENT  made as of May 31, 1996  between  Empire Blue Cross Blue Shield
     ("Assignor"), a New York Not-For-Profit Health Service Corporation, having an office at 622 Third Avenue, New York, New York 10017, and Merit Behavioral Care Corporation ("Assignee"), a New Jersey corporation having an office at One Maynard Drive Park Ridge, New Jersey 07656.

                               W I T N E S S E T H

     WHEREAS, Assignor is the owner and holder of the tenant's leasehold estate under that certain lease dated as of August 14, 1991 ("Lease") with respect to a portion of the 6th floor and the entire 5th floor as more particularly described in the Lease ("Demised Premises") in the building known as The Kent Building, 666 Third Avenue, New York, New York 10017 ("Building") between Cooke Properties Inc. as landlord and Assignor, as tenant; and

     WHEREAS, Assignor desires to assign the Lease to Assignee, and Assignee desires to assume the rights and obligations of Assignor under the Lease, on the terms hereinafter set forth.

     NOW, THERAFTER, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee, intending to be legally bound agree as follows:

     1. Assignor hereby assigns, transfers, releases and sets over unto Assignee, without recourse, all of the estate right, title and interest of Assignor in, to and under the Lease

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof and for all the remainder of the term of the Lease, subject to the rents, covenants, terms and conditions contained therein. The foregoing assignment is expressly made without representation or warranty (either express or implied) of any nature or kind, or recourse against Assignor, unless expressly set forth herein.

     1. Assignee hereby accepts the assignment of the Lease from Assignor and hereby assumes the obligation to observe and perform all of the terms, covenants and conditions of the Lease to be observed or performed by the tenant thereunder from and after the date hereof, with the same force and effect as if the Assignee had executed the Lease originally as the tenant named therein.

     2. Assignee hereby agrees to indemnify, defend and hold Assignor harmless from and against any and all manner of obligations, suits, claims, actions, damages, charges, liabilities, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) which Assignor may directly or indirectly sustain or which may arise in connection with or by reason of Assignee's failure to observe, perform or comply with any of the obligations of the tenant under the Lease.

     3. Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against any and all manner or obligations, suits, claims, actions, damages, charges, liabilities, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) which Assignee may directly or indirectly sustain or which may arise in connection with or by reason of Assignor's failure to observe, perform or comply with any of the obligations of the tenant under the Lease relating to the period of time prior to the date hereof.

     4. Assignor warrants and represents that (a) the Lease has not been modified or amended; (b) the Lease is in full force and effect in accordance with its terms, Assignor is not in default thereunder and no event has occurred or failed to occur which, with the giving of notice or the passenger of time or both, would constitute a default by Assignor thereunder; and (c) Assignor owns the Lease free and clear of any liens or encumbrances and has the power and authority to assign same to Assignee in accordance with this assignment.

     5. Except as may be expressly herein provided, this assignment shall not create any rights in any third parties against Assignor or Assignee not otherwise heretofore in existence.

     6. This assignment may not be amended or modified except by an instrument in writing executed by the parties hereto.

     7. This assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     IN  WTINESS  WHEREOF,   Assignor  and  Assignee  have  have  executed  this
     assignment as of the day and year frist written above.

                                        EMPIRE BLUE CROSS BLUE SHIELD

                                        By: /s/ Michael L. Kent
                                        ------------------------------
                                        Name: Michael L. Kent
                                        Title: Senior Vice President


                                        MERIT BEHAVIORAL CARE CORPORATION

                                        By: /s/ Louis T. Haggis
                                        ------------------------------
                                        Name: Louis T. Haggis
                                        Title: Vice President